Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 11, 2010, with respect to the consolidated financial statements of WWG, LLC and Subsidiary for the years ended December 31, 2009 and 2008 which is included in this Form 8-K of MDC Partners Inc. dated May 7, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statement of MDC Partners Inc. on Form S-8 (File No. 333-159831, effective June 8, 2009).

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida
May 6, 2010